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                                                                    EXHIBIT 10.1

YORK           Asset Management, Leasing, Property Management
Properties, Inc.        Brokerage, New Homes, Relocation      DUPLICATE ORIGINAL


                                April 20, 1995



Mrs. Susan H. Coker
Dina Porter Gallery
4825 Wild Cherry Lane
Macungie, PA  18062

Dear Mrs. Coker:

I am pleased to make the following final proposal for you to lease space in Cameron Village Shopping Center under the following terms and conditions:

NAME OF TENANT:          The lessee will be Susan H. Coker
                         d/b/a Dina Porter Gallery

PURPOSE: Premises shall be used for the purpose of operating an American Crafts Gallery Boutique store and the sale at retail of items normally sold in such a business, including , but not limited to, porcelain/pottery, art glass, 14K gold jewelry, trendy clothing, limited edition art work, tabletop cards, stationery and items normally sold in such a business silver jewelry and gifts.

PREMISES:                Approximately 4,251 square feet on (TBD) Daniel Street.

TERMS: The term of this agreement will be for a period of five years and no months, beginning October 1, 1995, and ending September 30, 2000.

                         Tenant would pay the base (minimum) rent or the percentage of sales, whichever is greater.

RENT:               A.   The base minimum rent will be as follows:

                         $54,355.00 per year October 1, 1995 through September 30, 1996 ($4,529.58 per month) ($14.00 per retail
                         s.f./$5.00 for a side room s.f.) (3,678 s.f. x $14 =
                         $51,492 + $2,863 = $54,355 / 12 = $4,529.58)

                         $56,194.00 per year October 1, 1996 through September 30, 1997 ($5,142.72 per month) ($14.50 per retail
                         s.f.$5.00 for side room s.f.). (3,678 s.f. x $14.50 =
                         $53,331 + $2,863 = $56,194 / 12 = $4,682.83)

                         $58,033.00 per year October 1, 1997 through September 30, 1998 ($4,836.00 per month) ($15.00 per retail
                         s.f.$5.00 for side room s.f.). (3,678 s.f. x $15.00 =
                         $55,170 + $2,863 = $58,033 / 12 = $4,836.00)


1900 Cameron Street . PO Box 1007 . Raleigh, NC 27605-0007 . 919/821-1350 .
919/828-9240 Fax
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                         $59,872.00 per year October 1, 1998 through September
                         30, 1999 ($4,989.33 per month) ($15.50 per retail
                         s.f./$5.00 for side room s.f.) (3,678 s.f. x $15.50 =
                         $57,009 + $2,863 = $59,872 / 12 = $4,989.33)

                         $61,711.00 per year October 1, 1999 through September 30, 2000 $5,142.58 per month) ($16.00 per retail
                         s.f./$5.00 for side room s.f.). (3,678 s.f. x 16.00 =
                         $58,848 = $2,863 = $61,711 / 12 = $5,142.58)

               B. Percentage Rent: Six percent (6%) of gross sales, monthly breakeven point during the first year would be $75,493.05, computed and paid on an annual basis with a natural breakeven point through September 30, 1996, and thereafter computed and paid on a monthly basis. Percentage rent, if applicable, will be paid in arrears by the tenth of the following month.

                         Tenant will pay minimum rent or the percentage rent, whichever is greater.

RENTAL COMMENCEMENT:     Rent will start on the day tenant opens for business.
                         This date will not be later than October 1, 1995.

COMMON AREA MAINTENANCE: Tenant will pay its pro rata share of the cost of maintaining the Common Area. The estimate of this cost for the calendar year 1995 is $1.12 per square foot. In your case, this cost would be $396.76 per month, payable monthly in advance, beginning October 1, 1995. Common Area costs are adjusted on an annual basis.

                         If you pay more than your pro rata share for any calendar year, you will receive credit. If you pay less than your pro rata share, you will be billed for the additional amount due.

TAXES AND INSURANCE:     In addition to the rent outlined above, Tenant shall
                         pay, starting October 1, 1995 its pro rata share of ad valorem property taxes on the premises. This will be paid monthly in advance based on the estimates of costs for the year. The current estimates for 1995 are $.49 per square foot for property taxes and $.18 for insurance. The monthly amounts due to this space are $173.58 for property taxes and $63.76 for insurance.
                         These amounts will be adjusted once per year to reflect your actual pro rata cost for that year.

TRASH REMOVAL:           Tenant shall obtain a trash container (or in the event
                         Landlord determines that joint use of a compactor is appropriate, shall contribute to the cost of the compactor on a pro rata basis).

MARKETING FUND:          Tenants agrees to contribute to the Cameron Village
                         Merchants Association, or at such time the Association
                         ceases to exist to a shopping center marketing fund.
                         Dues will be $.30 per s.f. or $1,275.30 per year,
                         payable in advance in equal monthly installments of
                         $106.27, fixed for the initial term of the lease.
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LANDLORD/TENANT WORK:         Tenant and Landlord agrees that Tenant accepts
                              this space in an "AS IS" condition.

                              However, Landlord will provide:
                              1. Concrete floors
                              2. Perimeter walls
                              3. Standard HVAC system and duct work
                              4. Standard store front
                              5. Finished restroom
                              6. 110 electrical panel, wiring to panel and
                                 standard outlets.
                              7. Standard ceiling panels
                              8. Standard light fixtures

                              Tenant's Work:
                              1. Floor covering
                              2. Interior painting
                              3. Interior partitions
                              4. All other work

LANDLORD ALLOWANCES:          Landlord will provide $20,000 tenant upfit
                              allowance. Monies to be provided on date of opening upon receipt of a Certificate of Occupancy for the premises.

                              One illuminated blue panel sign will be at the
SIGNS: expense of Landlord and will be subject to Landlord's written approval prior to installation. Any signs visible from the exterior will also be subject to Landlord's written approval.

MUTUAL PLAN APPROVAL:         Landlord and Tenants are to approve in writing all
                              plans prior to the beginning of construction.

HOURS: Tenants will be open until 7:00 p.m. Monday through Thursday, until 9:00 p.m. on Friday and 6:00 p.m. on Saturday and until 9:00 p.m. Monday through Friday Thanksgiving to Christmas. Additional days and hours are suggested; Tenant may close at 6:00 p.m. Mon. - Friday unless 60% of merchants are open until 7:00 p.m. or 9:00 p.m.

EMPLOYEE PARKING:             Employees will be directed to park in appropriate
                              areas away from the front of any retail stores.
                              These areas will be designated by the Landlord.

HEATING & COOLING EQUIPMENT:  Tenant will be responsible for maintaining heating and cooling equipment in the premises, including routine maintenance and replacement of any and all components of the system as needed. Tenant has the obligation to secure a maintenance contract for the HVAC equipment (copy to be sent to Landlord within 30 days of occupancy).

OPERATING EXPENSES:           All operating expenses, including but not limited
                              to, utilities, interior repairs and maintenance will be at the expense of Tenant. Landlord will be responsible for repairs to the roof and building structure.

CONDITIONS:                   1. Written acceptance of this proposal by Tenants
                                 on or before March 27, 1995 at 5:00 p.m.
                              2. Approval of owners of Cameron Village Shopping
                                 Center.
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                              3. Subject to prior leasing.
                              4. A check in the amount of $4.529.58 to be held
                                 as security deposit throughout the term of the lease. NOTE: Check #2248 already received for $5,116.941 will be applied as follows:
                                 $4,529.58 for security deposit.
                                 $587.33 for rent deposit to apply to October
                                 1995 rent.
                              5. Acceptance of a suitable financial statement
                                 showing funds available for this project.
                              6. Personal guarantee of principal officers and
                                 shareholders (corporation's only)
                              7. Execution of mutually acceptable house
                                 agreement.

If these terms are agreeable with you, please sign the duplicate originals of this letter and return to Richard Hendrickson, along with your financial statement, on or before April 26, 1995 at 12:00 noon. This proposal will expire if not accepted by this dated. Keep the original for your files.

                              Sincerely,


                              /s/ Hal V. Worth, III
                              Hal V. Worth, III
                              Executive Vice President

HVW:rm

cc: Richard Hendrickson




ACCEPTED:                                     APPROVED:

Susan H. Coker                                BROOKMONT CORPORATION, INC.
d/b/a Dina Porter                             By and Through Its Authorized
                                              Agent, York Properties, Inc.


BY:   /s/ Jermone R. Eatman, Jr.              BY:   Hal V. Worth
   -----------------------------                 ----------------------
     Jermone R. Eatman, Jr.                         Hal V. Worth, III


DATE:      5-3-95           ATTY              DATE:       5/3/95
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